United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 10, 2012 (Date of earliest event reported: December 4, 2012)

XHIBIT CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52678	20-0853320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 E. Rio Salado Parkway, Suite 115, Tempe, AZ 85281
 (Address of principal executive offices) (Zip Code)

(602) 281-3554
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01  Entry Into a Material Definitive Agreement

On December 4 and 5, 2012, Xhibit Interactive, LLC, a Nevada limited liability company fka Xhibit LLC (“Xhibit”), a wholly-owned subsidiary of Xhibit Corp., fka NB Manufacturing, Inc., a Nevada corporation (“NB” or “Registrant”), entered into two Second Amendments to Promissory Note. One Amendment extended the maturity date of the Promissory Note due from Xhibit to Larry Eiteljorg in the principal amount of $200,000 from November 30, 2012 to December 31, 2012, effective as of November 30, 2012. The other Amendment extended the maturity date of the Promissory Note due from Xhibit to Paul Hrissikopoulos in the principal amount of $500,000 from November 30, 2012 to December 31, 2012, effective as of November 30, 2012.

The foregoing description of the two Amendments does not purport to be complete and is qualified in its entirety by reference to the full text of the two Amendments, copies of which are filed as Exhibits 10.11 and 10.12 to this Form 8-K.

ITEM 9.01  Exhibits

10.11	Second Amendment to Promissory Note of Xhibit LLC payable to Paul Hrissikopoulos, dated December 4, 2012 and effective as of November 30, 2012, filed herewith.

10.12	Second Amendment to Promissory Note of Xhibit LLC payable to Larry Eiteljorg, dated December 5, 2012 and effective as of November 30, 2012, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 10, 2012

Xhibit Corp., a Nevada corporation

By: /s/ Michael Schifsky
Michael Schifsky, CFO